SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                January 29, 2004

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

INFORMATION TO BE INCLUDED IN REPORT

Item 12. Disclosure of Results of Operations and Financial Condition

On January 29, 2004 registrant issued a press release entitled
"Halliburton Announces Fourth Quarter Results."


                  HALLIBURTON ANNOUNCES FOURTH QUARTER RESULTS
            $0.34 per diluted share income from continuing operations


HOUSTON - Halliburton (NYSE:HAL) announced today that fourth quarter 2003 income from continuing operations was $146 million, or $0.34 per diluted share. The net loss for the quarter was $947 million, or $2.17 per diluted share, and included a net loss from discontinued operations for the proposed asbestos and silica settlement of $1.1 billion, or $2.51 per diluted share.

Revenues were $5.5 billion in the fourth quarter 2003, up 63% from the fourth quarter 2002. This increase was largely attributable to additional activity on government services projects in the Middle East in the Engineering and Construction Group (known as KBR).

Operating income was $303 million in the fourth quarter 2003 compared to a $21 million loss in the fourth quarter 2002. Fourth quarter 2002 results included a $234 million loss related to the proposed asbestos and silica settlement and $29 million in restructuring charges.

"I am pleased with the overall improvements in our financial performance as both KBR and the Energy Services Group ("ESG") delivered solid operating results for the 2003 fourth quarter," said Dave Lesar, chairman, president and chief executive officer of Halliburton. "The fourth quarter was also strategically significant as we took a major step toward resolving our asbestos and silica liability, and we continued to perform well for our customers in Iraq. In ESG, we benefited from increased oilfield activity in the United States and Canada, and from improved competitive position in international markets such as Norway, Mexico, the Middle East, and Algeria. Looking ahead to 2004, customer spending is expected to accelerate over the course of the year, although our first quarter results are expected to be affected by normal seasonal softness."

                                     -more-

Proposed Asbestos and Silica Settlement

In December 2003, as part of the previously announced plan to resolve its asbestos and silica liabilities through a prepackaged bankruptcy, the company's DII Industries, Kellogg Brown & Root, Inc. and other affected subsidiaries filed Chapter 11 proceedings in bankruptcy court in Pittsburgh, Pennsylvania. As a result of the Chapter 11 proceedings, the company adjusted its asbestos and silica liability to reflect the full amount of the proposed settlement, which together with related expenses resulted in a before and after-tax charge of $1.1 billion in the fourth quarter 2003. The tax effect on this charge was minimal, as a valuation allowance was established for the net operating loss carryforward created by the charge.

2003 Fourth Quarter Segment Results

Energy Services Group

ESG posted fourth quarter 2003 revenues of $1.8 billion, an $85 million increase over the fourth quarter 2002, and operating income of $241 million, up $42 million for the same period in the prior year.

Drilling and Formation Evaluation revenues for the fourth quarter 2003 were $417 million, essentially flat from the fourth quarter 2002. The first quarter 2003 sale of Mono Pumps negatively impacted revenue comparisons between the fourth quarter of 2003 and the fourth quarter of 2002 by $20 million. Latin America revenues increased $9 million due to new contracts for logging services in Mexico and the introduction of our rotary steerables in Brazil. Revenues in the North America and Middle East/Asia regions increased modestly. However, the Mono Pumps sale, a 6% decrease in rig count, and the completion of certain logging contracts in West Africa contributed to a $13 million decline in revenues for the Europe/Africa region. Operating income of $17 million represented a 62% decrease compared to the fourth quarter 2002. This primarily reflects a decline in offshore activity by key customers. Also, the fourth quarter of 2003 included $8 million of expenses related to the consolidation of two drill bit manufacturing facilities in the Woodlands, Texas announced last quarter and severance cost for the drill bit and directional drilling businesses in the United States and Western Europe, consistent with reduced activity in these markets.

Fluids revenues for the fourth quarter 2003 were $531 million, a 15% increase over the fourth quarter 2002. The increase was driven by a $22 million increase in United States cementing services due to higher land rig count, a $15 million increase in drilling fluid revenues on new contract awards in Mexico, and an $11 million increase in drilling fluid revenues attributed to the start-up of a majority-owned drilling fluids joint venture in Algeria. Revenues were up in each geographic region. Fluids operating income for the fourth quarter 2003 was $73 million, a $25 million increase from the fourth quarter of 2002. The majority of the increase in operating income was attributable to the increase in revenues, as well as Nigeria charges incurred in the fourth quarter of 2002 which adversely impacted operating income in that period.

                                     -more-

Production Optimization revenues for the fourth quarter 2003 were $714 million, a 9% increase over the fourth quarter 2002. North America revenues improved 14% over fourth quarter 2002 on increased rig activity. Internationally, revenues were up in the Latin America and Middle East/Asia regions, while down 5% in the Europe/Africa region. The sale of Halliburton Measurement Systems in the second quarter 2003 negatively impacted revenue comparisons by $9 million. Production Optimization operating income for the fourth quarter 2003 was $116 million, a 26% increase over the fourth quarter 2002. Improved international activity levels, as well as a more favorable sales mix in completion products and sand control services, drove the majority of the increase in operating income. The improvement in operating income from production enhancement services and completion products and services more than offset the $11 million in equity losses from the Subsea 7 joint venture.

Landmark and Other Energy Services revenues for the fourth quarter 2003 were $137 million, a decrease of $48 million from the fourth quarter 2002. The reduction of revenues was attributable to the sale of Wellstream in the first quarter 2003 and lower customer information technology spending. Landmark and Other Energy Services fourth quarter 2003 operating income was $35 million, compared to $14 million in the fourth quarter 2002. Fourth quarter 2002 segment operating income included $17 million in restructuring charges. Although
Landmark Graphics revenues and operating income were down 7% and 4%, respectively, as compared to the fourth quarter 2002, for the year 2003, Landmark Graphics recorded their highest level of operating income, an 18% improvement over 2002 and the highest operating margins since the company acquired it.

KBR

KBR revenues for the fourth quarter 2003 were $3.7 billion, more than double its revenues in the fourth quarter 2002. The improvement was mostly due to increased government related activities in the Middle East, and to a lesser extent, revenues from oil and gas projects in Algeria, a hydrocarbon plant in Belgium, and increased activities in the Devonport Management Limited (DML) shipyard. Partially offsetting the increases were lower revenues from the Barracuda-Caratinga project in Brazil, an offshore project in Indonesia, an oil project in Western Africa nearing completion, and lower activities on operations and maintenance projects. KBR operating income for the fourth quarter 2003 was $82 million, compared to a $189 million loss in the fourth quarter 2002. Included in the fourth quarter 2002 loss was a $234 million charge related to the proposed asbestos and silica settlement. Fourth quarter 2003 operating results included increased operating income on government services operations in the Middle East and an $18 million benefit from better than expected insurance loss experience.

Total company revenue and operating income from Iraq-related work in the fourth quarter 2003 were $2.2 billion and $44 million, respectively. Iraq-related work contributed $0.06 per diluted share of earnings after tax.


                                     -more-

Backlog

KBR backlog at December 31, 2003 was $9.7 billion, down $100 million from September 30, 2003. Approximately 26% of the backlog was for fixed fee contracts, compared to 31% at September 30, 2003. Of the fixed fee contract backlog, 40% of the total related to onshore contracts, 29% related to government services contracts and 18% related to offshore contracts. Firm orders were $8.6 billion at the end of the quarter. The remainder of the backlog primarily related to government awards not yet funded. In addition, subsequent to year-end, KBR was awarded two new contracts: CENTCOM, with a contract value up to $1.5 billion, and RIO continuation, with a contract value up to $1.2 billion, which were not included in the year-end backlog.

Technology and Significant Achievements

Halliburton had a number of advances in technology and new contract awards.

KBR new contract awards:

o KBR was awarded the contract to continue its operations for the Restore Iraqi Oil program in the southern section of Iraq by the United States Army Corps of Engineers. The contract has a value of up to $1.2 billion over two years, with three one-year optional extensions. The contract will cover a full range of services, including extinguishing oil well fires; environmental assessments and cleanup at oil sites; oil infrastructure condition assessments; engineering design and construction necessary to restore the infrastructure to a safe operating condition; oilfield, pipeline and refinery maintenance; procurement and importation of fuel products; distribution of fuel products within Iraq; technical assistance in marketing and sales/export; and technical assistance and consulting services to the Iraqi oil companies.

o KBR was awarded a contract for up to $1.5 billion over five years by the United States Army Corps of Engineers to support United States military operations, other federal agencies and friendly governments anywhere in the United States Central Command's area of operations, a 25-country region extending from the Horn of Africa to Central Asia.

o KBR was awarded a five-year integrated support contract by ChevronTexaco to supply operations, maintenance and engineering support on the Alba, Captain and Erskine production facilities in the North Sea.


                                     -more-

Energy Services Group new technologies and contracts:

o Halliburton was awarded a five-year contract, valued at $25 million, from the Department of Petroleum Resources in Nigeria. The contract calls for the design, development and operation of a National Data Repository using Landmark Graphics' PetroBank technology, among the most advanced multi-client data management systems in the E&P industry. This represents the seventh National Data Repository, with others in Pakistan, Kazakhstan, UK, Brazil, Norway and Indonesia.

o Halliburton added four technologies to its suite of production optimization services: Reservoir Performance Monitoring (RPM); DepthStar(TM)tubing retrievable safety valve; WaterWeb(SM) technology; and SilverStim(TM) LT fracturing fluid system. RPM provides high-reliability, permanent downhole monitoring solutions focused on optimizing production, maximizing reserves and maintaining completions integrity. The DepthStar valve is a revolutionary concept in the realm of surface controlled subsurface safety valves which function completely independent of well pressure. WaterWeb service is based on relative permeability modifier technology and is the result of an ongoing research and development program to help operators control the production of unwanted water. SilverStim LT fracturing service results in a step change in how fracturing fluids are used and applied in the field.

o Halliburton recently performed a record-breaking deepwater well test operation for Statoil at the Ellida structure in the Norwegian Sea. The test, performed from the dynamically positioned drill ship, West Navigator, at a water depth of more than 1,200 meters, is the first well test performed at such a water depth off the Norwegian coast.

o Halliburton successfully implemented a customized, Linux-based data and applications hosting system for Unocal's Deepwater Group in Jakarta, Indonesia. Landmark Graphics implemented the system in July 2003 and will provide management, maintenance and on-site application support over a three-year period.

o Halliburton developed a high-performance alternative to synthetic-based drilling fluids with its new PerformaDril(TM) water-based fluid system. The PerformaDril water-based system was used to drill highly reactive smectite and mixed layer clays on a North Sea well in the Kristin field. Where zero discharge regulations apply to the use of synthetic-based fluids, the excellent inhibition and drilling performance demonstrated by the system provide another option for achieving wellbore stability.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.


                                     -more-

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of being unable to complete the proposed settlement of asbestos and silica liabilities, the risks of having material subsidiaries in Chapter 11 proceedings, the risks of audits and investigations of the company by domestic and foreign government agencies and legislative bodies, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002, as amended by Form 10-K/A filed on January 15, 2004, Form 10-Q for the quarter ended September 30, 2003 and Forms 8-K filed on October 28, 2003 and January 23, 2004 for a more complete discussion of such risk factors.


                                     -more-


                               HALLIBURTON COMPANY
                 Condensed Consolidated Statements of Operations
             (Millions of dollars and shares except per share data)
                                   (Unaudited)


                                                                         Three Months                 Three Months
                                                                             Ended                        Ended
                                                                          December 31                 September 30
                                                            --------------------------------------------------------------
                                                                  2003                    2002               2003
--------------------------------------------------------------------------------------------------------------------------
Revenues
Drilling and Formation Evaluation                              $     417               $     413           $     433
Fluids                                                               531                     463                 510
Production Optimization                                              714                     653                 730
Landmark and Other Energy Services                                   137                     185                 132
--------------------------------------------------------------------------------------------------------------------------
    Total Energy Services Group                                    1,799                   1,714               1,805
Engineering and Construction Group                                 3,665                   1,634               2,343
--------------------------------------------------------------------------------------------------------------------------
    Total revenues                                             $   5,464               $   3,348           $   4,148
--------------------------------------------------------------------------------------------------------------------------
Operating income (loss)
Drilling and Formation Evaluation                              $      17               $      45           $      45
Fluids                                                                73                      48                  55
Production Optimization                                              116                      92                 122
Landmark and Other Energy Services                                    35                      14                 (52)
--------------------------------------------------------------------------------------------------------------------------
    Total Energy Services Group                                      241                     199                 170
Engineering and Construction Group                                    82                    (189)                 49
General corporate                                                    (20)                    (31)                (15)
--------------------------------------------------------------------------------------------------------------------------
    Total operating income (loss)                              $     303               $     (21)          $     204
--------------------------------------------------------------------------------------------------------------------------
Interest expense                                                     (54)                    (22)                (33)
Interest income                                                        8                       8                   7
Foreign currency, net                                                  4                     (13)                (17)
Other nonoperating, net                                               (1)                    (12)                  -
--------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
    income taxes and minority interest                               260                     (60)                161
Provision for income taxes                                           (92)                    (49)                (63)
Minority interest in net income of subsidiaries                      (22)                    (23)                 (6)
--------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                             146                    (132)                 92
Loss from discontinued operations, net                            (1,093)                   (484)                (34)
--------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                              $    (947)              $    (616)          $      58
==========================================================================================================================
Basic income (loss) per share:
Income (loss) from continuing operations                       $    0.34               $    (0.30)         $    0.21
Loss from discontinued operations, net                             (2.52)                   (1.12)             (0.08)
--------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                              $   (2.18)              $    (1.42)         $    0.13
==========================================================================================================================
Diluted income (loss) per share:
Income (loss) from continuing operations                       $    0.34               $    (0.30)         $    0.21
Loss from discontinued operations, net                             (2.51)                   (1.12)             (0.08)
--------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                              $   (2.17)              $    (1.42)         $    0.13
==========================================================================================================================
Basic weighted average common shares outstanding                     435                      433                435
Diluted weighted average common shares outstanding                   438                      433                437


     See Footnote Table 1 for a list of significant items included in operating income.

                                     -more-

                               HALLIBURTON COMPANY
                 Condensed Consolidated Statements of Operations
             (Millions of dollars and shares except per share data)
                                   (Unaudited)

                                                                       Twelve Months Ended
                                                                           December 31
                                                           ---------------------------------------------
                                                                  2003                      2002
--------------------------------------------------------------------------------------------------------
Revenues
Drilling and Formation Evaluation                             $   1,643                  $      1,633
Fluids                                                            2,039                         1,815
Production Optimization                                           2,766                         2,554
Landmark and Other Energy Services                                  547                           834
--------------------------------------------------------------------------------------------------------
    Total Energy Services Group                                   6,995                         6,836
Engineering and Construction Group                                9,276                         5,736
--------------------------------------------------------------------------------------------------------
    Total revenues                                            $  16,271                  $     12,572
--------------------------------------------------------------------------------------------------------
Operating income (loss)
Drilling and Formation Evaluation                             $     177                  $        160
Fluids                                                              251                           202
Production Optimization                                             421                           384
Landmark and Other Energy Services                                  (23)                         (108)
--------------------------------------------------------------------------------------------------------
    Total Energy Services Group                                     826                           638
Engineering and Construction Group                                  (36)                         (685)
General corporate                                                   (70)                          (65)
--------------------------------------------------------------------------------------------------------
    Total operating income (loss)                             $     720                  $       (112)
--------------------------------------------------------------------------------------------------------
Interest expense                                                   (139)                         (113)
Interest income                                                      30                            32
Foreign currency, net                                                 -                           (25)
Other nonoperating, net                                               1                           (10)
--------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
    income taxes, minority interest and
    change in accounting principle                                  612                          (228)
Provision for income taxes                                         (234)                          (80)
Minority interest in net income of subsidiaries                     (39)                          (38)
--------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations
    before change in accounting principle                           339                          (346)
Loss from discontinued operations, net                           (1,151)                         (652)
Cumulative effect of change in accounting
    principle, net                                                   (8)                            -
--------------------------------------------------------------------------------------------------------
Net loss                                                      $    (820)                 $       (998)
========================================================================================================
Basic income (loss) per share:
Income (loss) from continuing operations before
    change in accounting principle                            $    0.78                  $      (0.80)
Loss from discontinued operations, net                            (2.65)                        (1.51)
Change in accounting principle, net                               (0.02)                            -
--------------------------------------------------------------------------------------------------------
Net loss                                                      $   (1.89)                 $      (2.31)
========================================================================================================
Diluted income (loss) per share:
Income (loss) from continuing operations before
    change in accounting principle                            $    0.78                  $      (0.80)
Loss from discontinued operations, net                            (2.64)                        (1.51)
Change in accounting principle, net                               (0.02)                            -
--------------------------------------------------------------------------------------------------------
Net loss                                                      $   (1.88)                 $      (2.31)
========================================================================================================
Basic weighted average common shares outstanding                    434                            432
Diluted weighted average common shares outstanding                  437                            432

      See Footnote Table 1 for a list of significant items included in operating income.

                                     -more-

                               HALLIBURTON COMPANY
                      Condensed Consolidated Balance Sheets
                              (Millions of dollars)
                                   (Unaudited)


                                                           December 31         December 31        September 30
                                                       -----------------------------------------------------------
                                                              2003                2002                2003
------------------------------------------------------------------------------------------------------------------
                     Assets

Current assets:
Cash and equivalents                                      $     1,815          $   1,107          $     1,222
Total receivables, net                                          4,765              3,257                4,000
Inventories                                                       695                734                  731
Other current assets                                              644                462                  666
------------------------------------------------------------------------------------------------------------------
Total current assets                                            7,919              5,560                6,619

Property, plant and equipment, net                              2,526              2,629                2,504
Insurance for asbestos and silica related liabilities           2,045              2,059                2,061
Other assets                                                    2,981              2,596                2,592
------------------------------------------------------------------------------------------------------------------
Total assets                                              $    15,471          $  12,844          $    13,776
==================================================================================================================

        Liabilities and Shareholders' Equity

Current liabilities:
Short-term notes payable                                  $        18          $      49          $        23
Current maturities of long-term debt                               22                295                   21
Accounts payable                                                1,776              1,077                  979
Current asbestos and silica related liabilities                 2,463                  -                    -
Other current liabilities                                       2,213              1,851                2,071
------------------------------------------------------------------------------------------------------------------
Total current liabilities                                       6,492              3,272                3,094

Long-term debt                                                  3,415              1,181                2,368
Asbestos and silica related liabilities                         1,637              3,425                3,387
Other liabilities                                               1,280              1,337                1,260
Minority interest in consolidated subsidiaries                    100                 71                   90
------------------------------------------------------------------------------------------------------------------
Total liabilities                                              12,924              9,286               10,199
==================================================================================================================
Total shareholders' equity                                      2,547              3,558                3,577
------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                $    15,471          $  12,844          $    13,776
==================================================================================================================


Note: These Condensed Consolidated Balance Sheets do not include a breakout of prepetition liabilities. This information will be provided in our 2003 annual report on Form 10-K.


                                     -more-

                                     TABLE 1

                               HALLIBURTON COMPANY
                     Revenue and Operating Income Comparison
                By Geographic Region - Energy Services Group Only
                              (Millions of dollars)
                                   (Unaudited)


                                                 Three Months Ended            Three Months Ended
                                                     December 31                  September 30
                                        ------------------------------------------------------------
                                              2003               2002                 2003
----------------------------------------------------------------------------------------------------
Revenues
North America                               $    787          $      732          $    791
Latin America                                    255                 218               244
Europe / Africa                                  350                 381               356
Middle East / Asia                               407                 383               414
----------------------------------------------------------------------------------------------------
       Total revenues                       $  1,799          $    1,714          $  1,805
====================================================================================================

Operating Income
North America                               $    100          $       75          $     31
Latin America                                     48                  24                51
Europe / Africa                                   36                  39                28
Middle East / Asia                                57                  61                60
----------------------------------------------------------------------------------------------------
       Total operating income               $    241          $      199          $    170
====================================================================================================



                                                 Twelve Months Ended
                                                     December 31
                                          -----------------------------------
                                                2003              2002
-----------------------------------------------------------------------------
Revenues
North America                                 $  3,085         $    3,031
Latin America                                      907                846
Europe / Africa                                  1,442              1,578
Middle East / Asia                               1,561              1,381
-----------------------------------------------------------------------------
       Total revenues                         $  6,995         $    6,836
=============================================================================

Operating Income
North America                                 $    306         $      199
Latin America                                      165                108
Europe / Africa                                    147                178
Middle East / Asia                                 208                153
-----------------------------------------------------------------------------
       Total operating income                 $    826         $      638
=============================================================================


See Footnote Table 2 for a list of significant items included in operating income.


                                     -more-

                                FOOTNOTE TABLE 1

                               HALLIBURTON COMPANY
             Items Included in Operating Income by Operating Segment
                   (Millions of dollars except per share data)
                                   (Unaudited)


                               Three Months Ended              Three Months Ended             Three Months Ended
                                   December 31                    December 31                    September 30
                                      2003                            2002                           2003
                            -----------------------       -------------------------       ------------------------
                            Operating   After Tax         Operating    After Tax          Operating   After Tax
                             Income     per Share           Income     per Share           Income     per Share
                            -----------------------       -------------------------       ------------------------
Landmark and Other
   Energy Services:
   Anglo-Dutch lawsuit       $    -     $    -            $    -       $    -             $   (77)    $  (0.11)
   Restructuring charge           -          -               (17)       (0.02)                  -            -
Engineering and
   Construction Group:
   Asbestos and silica
       liability                 (2)         -              (234)       (0.49)                 (1)           -
   Restructuring charge           -          -                (2)           -                   -            -
   Barracuda-Caratinga
       project loss             (10)     (0.01)                2            -                   -            -
General corporate:
   Restructuring charge           -          -               (10)       (0.01)                  -            -
   Insurance company
       demutualization            -          -                 1            -                   -            -


                                                  Twelve Months Ended                 Twelve Months Ended
                                                      December 31                         December 31
                                                         2003                                2002
                                              ----------------------------       ------------------------------
                                               Operating     After Tax            Operating       After Tax
                                                Income       per Share              Income        per Share
                                              ----------------------------       ------------------------------
Drilling and Formation Evaluation:
    Mono Pumps gain on sale                    $    36         $    0.05         $     -         $       -
Production Optimization:
    HMS gain on sale                                24              0.03               -                 -
Landmark and Other Energy Services:
    Anglo-Dutch lawsuit                            (77)            (0.11)              -                 -
    Wellstream loss on sale                        (15)            (0.03)              -                 -
    EMC gain on sale                                 -                 -             108              0.15
    Patent infringement lawsuit accrual              -                 -             (98)            (0.14)
    Restructuring charge                             -                 -             (64)            (0.09)
    Bredero-Shaw impairment                          -                 -             (61)            (0.14)
    Bredero-Shaw loss on sale                        -                 -             (18)            (0.04)
Engineering and Construction Group:
    Asbestos and silica liability                   (5)            (0.01)           (564)            (1.11)
    Barracuda-Caratinga project loss              (238)            (0.33)           (117)            (0.17)
    Highlands receivable write-off                   -                 -             (80)            (0.11)
    Restructuring charge                             -                 -             (18)            (0.02)
General corporate:
    Insurance company demutualization                -                 -              29              0.04
    Restructuring charge                             -                 -             (25)            (0.04)



                                                                -more-

                                FOOTNOTE TABLE 2

                               HALLIBURTON COMPANY
                       Items Included in Operating Income
                By Geographic Region - Energy Services Group Only
                   (Millions of dollars except per share data)
                                   (Unaudited)


                                    Three Months Ended            Three Months Ended            Three Months Ended
                                       December 31                    December 31                  September 30
                                           2003                          2002                          2003
                                 -------------------------      ------------------------      ------------------------
                                  Operating    After Tax        Operating    After Tax        Operating    After Tax
                                   Income      per Share          Income     per Share          Income     per Share
                                 -------------------------      ------------------------      ------------------------
North America:
   Anglo-Dutch lawsuit            $     -       $      -          $    -      $     -          $   (77)     $  (0.11)
   Restructuring charge                 -              -             (13)       (0.02)               -             -
Europe / Africa:
   Restructuring charge                 -              -              (4)       (0.01)               -             -


                                                  Twelve Months Ended               Twelve Months Ended
                                                      December 31                       December 31
                                                         2003                               2002
                                              ----------------------------      -----------------------------
                                               Operating     After Tax           Operating      After Tax
                                                Income       per Share             Income       per Share
                                              ----------------------------      -----------------------------
North America:
    Anglo-Dutch lawsuit                         $   (77)      $    (0.11)         $     -         $        -
    Mono Pumps gain on sale                          24             0.03                -                  -
    Wellstream loss on sale                         (11)           (0.02)               -                  -
    HMS gain on sale                                 24             0.03                -                  -
    Patent infringement lawsuit accrual               -                -              (98)             (0.14)
    Restructuring charge                              -                -              (51)             (0.07)
    Bredero-Shaw impairment                           -                -              (61)             (0.14)
    Bredero-Shaw loss on sale                         -                -              (18)             (0.04)
Latin America:
    Restructuring charge                              -                -               (3)                 -
Europe / Africa:
    Mono Pumps gain on sale                          12             0.02                -                  -
    Wellstream loss on sale                          (4)           (0.01)               -                  -
    EMC gain on sale                                  -                -              108               0.15
    Restructuring charge                              -                -               (7)             (0.01)
Middle East / Asia:
    Restructuring charge                              -                -               (3)                 -


                                       ###

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            HALLIBURTON COMPANY



Date:     January 29, 2004                  By: /s/ Margaret E. Carriere
                                               ----------------------------
                                                    Margaret E. Carriere
                                                    Vice President and Secretary